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EXHIBIT 10.1

Compensation for the Named Executive Officers

		2007
		Target Bonus
		As a
	2007	Perentage of	2006
	Base Salary	Base Salary	Bonus Amount

Daniel D. Rosenthal	$650,000	120%	$940,896
President and Chief Executive Officer

Thomas E. Prince	$520,000	100%	$588,060
Chief Operating Officer

Cliff J. Piscitelli	$413,000	100%	$407,385
Executive Vice President, Director of Secondary Marketing

Edward A. Luther	$235,000	70%	$187,110
Senior Vice President, Director of Major Loans

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